Exhibit 99.1

Additional Information:	For Immediate Release
Thomas A. Bessant, Jr.
(817) 335-1100
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CASH AMERICA ANNOUNCES ISSUANCE OF $60 MILLION OF
LONG-TERM FIXED RATE NOTES
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Fort Worth, Texas (December 21, 2006) — Cash America International, Inc. (NYSE: CSH) announced today that the Company has issued $60 million in senior unsecured long-term notes to a group of institutional investors. The notes are split tenor with $35 million of 10-year notes bearing an annual fixed rate of 6.09% with a final maturity date of December 19, 2016, and an 8-year average life. The remaining $25 million are 15-year notes with an annual fixed rate of 6.21% bearing a final maturity date of December 19, 2021, and a 10-year average life.
The issuance of the notes is consistent with the Company’s approach of periodically issuing long-term fixed rate securities as a means of ensuring that a portion of its capital structure is protected against fluctuations in short-term interest rates. Proceeds from the notes were used to reduce debt outstanding under the Company’s line of credit. As of September 30, 2006, borrowings under the Company’s $250 million line of credit were $139.3 million.
Tom Bessant, Chief Financial Officer, commenting on the new issuance of notes said, “This additional layer of capital will support our overall liquidity and helps ensure that we can pursue our corporate objectives in 2007 and beyond. Cash America has been successful issuing long-term securities because of our track record of performance which has established a strong level of confidence from the capital markets. The favorable interest rate environment allowed us to complete this financing at attractive long-term rates which will be a positive in future periods and will protect us against increases in borrowing costs over the long term.”
Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 905 total locations as of September 30, 2006. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 474 locations in 23 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 293 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered to customers via the internet distribution channel of CashNetUSA located at http://www.cashnetusa.com. In addition, check cashing services are provided through its 138 franchised and Company-owned “Mr. Payroll” check cashing centers. For additional information, visit the Company’s website located at http://www.cashamerica.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (“the Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.
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